FORM 8-K

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): October 17, 1997


                                  HOME BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Indiana                          0-22376             35-1906765
-------------------------------           ------------       -------------------
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)

    132 East Berry Street, P.O. Box 989
    Fort Wayne, Indiana                                         46801-0989
 ---------------------------------------                        ----------
 (Address of principal executive offices)                       (Zip Code)


                                 (219) 422-3502
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   Other Events.

          Attached Press Release Relative to Home Bancorp Reporting Appointment of Board Member

                                  NEWS RELEASE
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Home Bancorp                                       Date         October 17, 1997
                                                   -----------------------------
132 EAST BERRY STREETo   P.O. BOX 989              Contact       W. Paul Wolf
                                                   --------------------------
FORT WAYNE, INDIANA 46801-0989
PHONE:  (219) 422-3502
FAX:  (219) 426-7027




                                  HOME BANCORP
                             APPOINTS A BOARD MEMBER


FORT WAYNE, INDIANA, October 17, 1997 -- Home Bancorp (Nasdaq: "HBFW") and its subsidiary Home Loan Bank have named Donald E. Thornton a director, increasing the size of the two boards to nine members. Thornton, a native of Decatur (Adams County), Indiana, is the Vice President of Lending and a twenty-five-year Home Loan Bank employee.

Home Loan Bank, fsb, established in 1893, the wholly owned subsidiary of Home Bancorp, currently operates nine full service banking offices, two of which are located in Decatur and New Haven and seven of which are located in Fort Wayne, Indiana. Home Loan Bank, fsb, deposits are insured by the Federal Deposit Insurance Corporation.












                       Holding Company for Home Loan Bank